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                                                                     Exhibit 3.2
                                                                     -----------

                                     BY-LAWS

                                       OF

                                AMPEX CORPORATION

                     (hereinafter called the "Corporation")

                              As of April 20, 1995

                                   ARTICLE I.

                                     OFFICES
                                     -------

          Section 1. Registered Office. The registered office of the Corporation
                     -----------------
shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at
                     -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1. Place of Meetings. Meetings of the stockholders for the
                     -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. The Annual Meetings of stockholders shall
                     ---------------
be held each year and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote members to the class of directors whose term expires at such Annual Meeting, subject to the provisions of these By-Laws and the Restated Certificate of Incorporation, and transact such other business as may properly be brought before the meeting. Unless waived as provided herein, written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 3. Notice of Stockholder Business and Nominations.
                     ----------------------------------------------

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          (1) Annual Meetings of Stockholders.

               (a) Nominations of persons for election to the class of directors whose term expires at an Annual Meeting and the proposal of business to be considered by the stockholders may be made at an Annual Meeting of stockholders
(i) to the extent so provided and in the manner specified by notice of meeting given by the Corporation, (ii) by or at the direction of the Chairman of the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (b) and (c) of this paragraph (1) and this Section 3 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

               (b) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of paragraph
(l)(a) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's Annual Meeting; provided, however,
                                                              --------  -------
that in the event that the date of the Annual Meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such Annual Meeting and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such Meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the Meeting, a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (c) Notwithstanding anything in the second sentence of paragraph
(l)(b) of this Bylaw to the contrary, in the event that the number of directors to be elected to the class of directors whose term expires at an Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased class of directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

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          (2) Special Meetings of Stockholders.

               Only such business shall be conducted at a Special Meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of Article II of these Bylaws. Nominations of persons for election to any class of directors may be made at a Special Meeting of stockholders at which directors of such class are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the Meeting, who complies with the notice procedures set forth in this paragraph (2) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to such class of directors may be made at such a Special Meeting of stockholders if the stockholder's notice as required by paragraph (l)(b) of this Section 3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such Special Meeting and not later than the close of business on the later of the seventieth day prior to such Special Meeting or the tenth day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected to such class at such meeting.

          (3) General.

               (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the Meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the Meeting was made in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such defective proposal or nomination shall be disregarded.

               (b) For purposes of this Section 3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (c) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 4. Special Meetings. Unless otherwise prescribed by law or by
                     ----------------
the Restated Certificate of Incorporation of the Corporation, Special Meetings of stockholders, for any purpose or purposes, may be called by either the Chairman, if there be one, or the President of the Corporation, and shall be called by either such officer at the request in writing of a

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majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Unless waived as provided herein, written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

          Section 5. Quorum. Except as otherwise provided by law or by the
                     ------
Restated Certificate of Incorporation of the Corporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 6. Voting. Unless otherwise required by law, the Restated
                     ------
Certificate of Incorporation or these By- Laws, any question brought before any meeting of stockholders shall be decided by the vote of-the holders of a majority in voting power of the stock present or represented, and entitled to vote thereat. Except as otherwise provided in the Restated Certificate of Incorporation, each stockholder present or represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 7. Consent of Stockholders in Lieu of Meeting. Unless
                     ------------------------------------------
otherwise provided in the Restated Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of record who have not consented in writing.

          Section 8. List of Stockholders Entitled to Vote. The officer of the
                     -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the

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examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the principal offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 9. Stock Ledger. The stock ledger of the Corporation shall be
                     ------------
the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or, except as otherwise provided in the Restated Certificate of Incorporation, to vote in person or by proxy at any meeting of stockholders.

          Section 10. Fixing Date for Determination of Stockholders' Rights. The
                      -----------------------------------------------------
Board of Directors is authorized from time to time to fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or with regard to any other corporate action or event, as permitted by the Delaware General Corporation Law ("GCL"), and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting, or to participate in or otherwise be included with respect to any other corporate action or event, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Subject to the provisions of the Restated Certificate of Incorporation, any record date for determining stockholders entitled to give a written consent to any action without a meeting shall be fixed as above in this Section 10.

                                  ARTICLE III.

                                    DIRECTORS
                                    ---------

          Section 1. Number of and Resignation by Directors. The number of
                     --------------------------------------
directors which shall constitute the whole Board of Directors shall be fixed and may be altered from time to time solely by resolution of the Board of Directors as provided by the Restated Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

          Section 2. Vacancies. Subject to the provisions of the Restated
                     ---------
Certificate of Incorporation, the Board of Directors, acting by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, may fill vacancies and newly created directorships resulting from any increase in the authorized number of directors, and each director so chosen to fill a vacancy shall be a member of the same class as the director being replaced.

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All directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be duly elected and qualified, or until their earlier resignation, removal for cause or death.

          Section 3. Duties and Powers. The business of the Corporation shall be
                     -----------------
managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          Section 4. Meetings. The Board of Directors of the Corporation may
                     --------
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or a majority of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram, telex or facsimile on twenty-four
(24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 5. Quorum. Except as may be otherwise specifically provided by
                     ------
law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6. Actions of Board. Unless otherwise provided by the Restated
                     ----------------
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7. Meetings by Means of Conference Telephone. Unless otherwise
                     -----------------------------------------
provided by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8. Committees. The Board of Directors may, by resolution
                     ----------
passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate

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one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at the meeting and not disqualified from voting, whether or not any of them constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. Until the 1996 Annual Meeting of stockholders, one Independent (defined below)director, other than the director currently serving as the representative of the holders of the Corporation's
Class A Common Stock, shall serve on each committee of the Board of Directors.
As used in this Section 8, the term "Independent" means any individual who is not an "affiliate" or "insider" (as defined in section 101 of title 11 of the United States Code) of the NH Holdings Incorporated, Sherborne & Company Incorporated, Newhill Partners, L.P., Sherborne Holdings Incorporated, NH Bond Corp., 319 Holdings Incorporated, Lanesborough Corporation, Xepma II Inc., Xepma III Inc., any present or former member of the official committee of unsecured creditors in the chapter 11 case of NH Holding Incorporated, or any other party in interest in such case and their respective affiliates.

          Section 9. Compensation. The directors may be paid their expenses, if
                     ------------
any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10. Interested Directors. No contract or transaction between
                      --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely-because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE IV.

                                    OFFICERS
                                    --------

          Section 1. General. The officers of the Corporation shall be chosen by
                     -------
the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2. Election. The Board of Directors at its first meeting held
                     --------
after each Annual Meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 3. Voting Securities Owned by the Corporation. Powers of
                     ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4. Chairman of the Board of Directors. The Chairman of the
                     ----------------------------------
Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

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          Section 5. President. The President shall, subject to the control of
                     ---------
the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          Section 6. Vice-Presidents. At the request of the President or in his
                     ---------------
absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice- Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7. Secretary. The Secretary shall attend all meetings of the
                     ---------
Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of any meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President,' under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8. Treasurer. The Treasurer shall have the custody of the
                     ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name

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and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 9. Assistant Secretaries. Except as may be otherwise provided
                     ---------------------
in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10. Assistant Treasurers. Assistant Treasurers, if there be
                      --------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice- President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties or the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11. Other Officers. Such other officers as the Board of
                      --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V.

                                      STOCK
                                      -----

          Section 1. Form of Certificates. Every holder of stock in the
                     --------------------
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the

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Board of Directors, the President or a Vice-President and (ii) by the Treasurer
or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2. Signatures. Where a certificate is countersigned by (i) a
                     ----------
transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3. Lost Certificates. The Board of Directors may direct a new
                     -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4. Transfers. Subject to the provisions of the Restated
                     ---------
Certificate of Incorporation, stock of the Corporation shall be transferable in the manner prescribed by law, in the Restated Certificate of Incorporation, and in these By-Laws. Except as provided in the Restated Certificate of Incorporation, transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          Section 5. Beneficial Owners. The Corporation shall be entitled to
                     -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the Restated Certificate of Incorporation or by law.

                                   ARTICLE VI.

                                     NOTICES
                                     -------

          Section 1. Notices. Whenever written notice is required by law, the
                     -------
Restated Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          Section 2. Waivers of Notice. Whenever any notice is required by law,
                     -----------------
the Restated Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

          Section 1. Dividends. Dividends upon the capital stock of the
                     ---------
Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2. Disbursements. All checks or demands for money and notes of
                     -------------
the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall be
                     -----------
fixed by resolution of the Board of Directors.

          Section 4. Corporate Seal. The corporate seal shall have inscribed
                     --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII.

                                 INDEMNIFICATION
                                 ---------------

          Section 1. Right to Indemnification. The Corporation shall indemnify
                     ------------------------
and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          Section 2. Prepayment of Expenses. The Corporation shall pay the
                     ----------------------
expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of
                                  --------  -------
expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 3. Claims. If a claim for indemnification or payment of
                     ------
expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 4. Non-Exclusivity of Rights. The rights conferred on any
                     -------------------------
person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 5. Other Indemnification. The Corporation's obligation, if
                     ---------------------
any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          Section 6. Amendment or Repeal. Any repeal or modification of the
                     -------------------
foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE IX.

                                   AMENDMENTS
                                   ----------

          Section 1. Amendments Permitted. These By-Laws may be altered, amended
                     --------------------
or repealed, in whole or in part, or new By-Laws may be adopted, by the affirmative vote of a majority of the Corporation's stockholders or by the Board of Directors, provided that such alteration, amendment, repeal or adoption of
              --------
new By-Laws is not inconsistent with law or with the Restated Certificate of Incorporation, and provided, further, that at any time prior to the 1996 Annual
                   -----------------
Meeting of stockholders, the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation's Common Stock having voting rights shall be required in order to amend or repeal the provisions of Section 8 of
Article III and Section 1 of Article IX of these By-Laws.

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